Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FatPipe Inc Equity Incentive Plan, as amended, of our reports dated June 30, 2025 with respect to the consolidated financial statements of FatPipe Inc included in its Annual Report (Form 10-K) for the year ended March 31, 2025 filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: July 21, 2025

Place: Chennai, India